AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of April 11, 2005, is by and between Crystalix Group International, Inc., a Nevada corporation (the “Company”), and CMKXTREME, Inc., a Nevada corporation (“CMKX”), also known as CMKXTREME.com.

FACTUAL BACKGROUND

A.        The Company and CMKX entered into a certain Registration Rights Agreement dated as of September 23, 2004 (the “Agreement”). The Company and CMKX desire to amend the Agreement as set forth below.

AMENDMENT

Section 1(e) of the Agreement is amended to read in full as follows:

“ (e)    “Registrable Shares” means, at any time, (i) the Common Stock to be issued pursuant to conversion of the Loan or any part thereof, excluding interest accruing after the filing date of the related application for registration, and (ii) shares of Common Stock to be issued upon exercise of the Warrants; provided, however, that Registrable Shares shall not include any shares of Common Stock the sale of which has been registered and consummated pursuant to the Securities Act or which have been sold pursuant to Rule 144.”

Except as expressly amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

CMKXTREME, Inc., a Nevada corporation By: Urban Casavant, President	Crystalix Group International, Inc. By: Doug Lee, President By: Patty Hill, Secretary

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